SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PANSOFT COMPANY LIMITED
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3/F, Qilu Software Park Building Jinan Hi-tech Zone Jinan, Shandong, People’s Republic of China 250101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.0059 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-150922 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Shares to be registered hereunder is contained in the section entitled “Description of Share Capital” of the Prospectus included in the Registrant’s Registration Statement on Form S-1, No. 333-150922 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2008 and as amended on July 3, 2008, July 28, 2008, August 12, 2008 and August 29, 2008. The section containing this description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit

3.1	Memorandum of Association of the Registrant(1)
3.2	Articles of Association of the Registrant(2)
4.1	Specimen Stock Certificate of the Registrant(3)

____________________
(1) Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement dated July 28, 2008 on Form S-1 (333-150922)
(2) Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement dated July 28, 2008 on Form S-1 (333-150922)
(3) Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated August 12, 2008 on Form S-1 (333-150922)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Pansoft Company Limited

By:	/s/ Hugh Wang
Hugh Wang
Chairman

Dated: September 3, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Memorandum of Association of the Registrant(1)
3.2	Articles of Association of the Registrant(2)
4.1	Specimen Stock Certificate of the Registrant(3)

____________________
(1) Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement dated July 28, 2008 on Form S-1 (333-150922)
(2) Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement dated July 28, 2008 on Form S-1 (333-150922)
(3) Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated August 12, 2008 on Form S-1 (333-150922)